Exhibit 99.1

Ceridian Reports Second Quarter 2023 Results

Dayforce® recurring revenue of $268.2 million, up 38.0% year-over-year, or 39.4% on a constant currency basis

Total revenue of $365.9 million, up 21.5% year-over-year, or 23.5% on a constant currency basis

Operating profit of $29.4 million and adjusted operating profit of $83.0 million

Minneapolis, MN and Toronto, ON, August 2, 2023 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the second quarter ended June 30, 2023.

“Our results reflect the strength and resiliency of our business, coupled with strong demand for Dayforce,” said David Ossip, Chair and Co-CEO of Ceridian. “Our global HCM suite truly stands alone, by way of breadth and depth of the solutions we provide.”

“This quarter was strong across all areas of the business, and we executed well across sales, product, and all areas of operations - underscoring our unique position to deliver differentiated value to customers,” said Leagh Turner, Co-CEO, Ceridian. “I’m confident in the outlook as we focus on continued growth of our customer community, our pipeline of innovation, and ongoing investment in our people.”

“Our second quarter results demonstrate the durability, continued momentum, and scale across our business,” said Noemie Heuland, CFO of Ceridian. “As a result, we are raising our full year outlook across all growth and profitability metrics.”

Financial Highlights for the Second Quarter 20231

•
Total revenue was $365.9 million, an increase of 21.5%, or 23.5% on a constant currency basis.
•
Dayforce recurring revenue was $268.2 million, an increase of 38.0%, or 39.4% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $231.3 million, an increase of 26.3%, or 27.5% on a constant currency basis. Tax migration from legacy infrastructure to the same platform as Dayforce completed in the first quarter of 2023 contributed approximately 480 basis points of growth to Dayforce recurring revenue, excluding float in the second quarter of 2023.
•
Cloud recurring gross margin was 76.7%, compared to 72.2%. Adjusted cloud recurring gross margin was 78.1%, compared to 76.4%.
•
Operating profit was $29.4 million, or 8.0% of revenue, compared to operating loss of $6.5 million, or (2.2)% of revenue. Adjusted operating profit was $83.0 million, or 22.7% of revenue, compared to $50.0 million, or 16.6% of revenue.
•
Net income was $3.1 million, compared to net loss of $19.8 million. Adjusted net income was $50.8 million, compared to $33.0 million.
•
Adjusted EBITDA was $98.4 million, compared to $61.8 million.
•
Diluted net income per share was $0.02, compared to diluted net loss per share of $0.13. Adjusted diluted net income per share was $0.32, compared to $0.21.
•
Net cash provided by operating activities was $93.0 million for the six months ended June 30, 2023, compared to $38.7 million for the six months ended June 30, 2022.

Supplemental Detail

•
6,272 Dayforce customers were live on the Dayforce platform as of June 30, 2023, an increase of 93 customers since March 31, 2023 and an increase of 544 customers since June 30, 2022 or 9.5% year-over-year.

1 | Q2 2023 Earnings Release

•
Dayforce recurring revenue per customer was $131,693 for the trailing twelve months ended June 30, 2023, an increase of 14.9%.2
•
The average float balance for Ceridian's customer funds during the quarter increased 7.5% to $4.6 billion and the average yield on Ceridian's float balance was 3.7%, an increase of 230 basis points year over year. Float revenue from invested customer funds was $41.8 million. The allocation of float revenue to Dayforce and Cloud revenue was $36.9 million and $41.3 million, respectively.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars unless otherwise stated.

2 Excluding float revenue, the impact of lower employment levels in 2021 due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of revenue on a constant currency basis.

Business Highlights

•
Ceridian announced the appointment of Sam Alkharrat as EVP and Chief Revenue Officer. Leading the global revenue organization, Alkharrat is responsible for fostering existing and prospective customer relationships and accelerating company growth across Ceridian’s global operations.
•
The Ceridian Partner Network ("CPN") saw strong partner momentum with PwC UK, RSM, and Deloitte (Australia) accelerating the growth of their Dayforce offerings and deliver added value to shared customers.
•
Ceridian joined the EY Global Alliance Partner program, bringing the transformational benefits of Dayforce together with EY's extensive array of services and industry insight.
•
Ceridian was named one of Newsweek’s Global Most Loved Workplaces®, one of USA TODAY's America's Climate Leaders 2023, and earned an “AA” ESG rating and placement in the Leader category from MSCI for the second year in a row.
•
Ceridian’s second quarter volunteer programming resulted in employees participating across 12 countries, 100 in-person volunteer activities organized globally, and 5,000 hours of volunteer time logged.
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Ceridian will welcome its customer and partner communities to Ceridian Insights® 2023, its annual customer conference in Las Vegas, from October 2 – 5, 2023.

Sales Highlights

•
An aviation services company with 55,000 employees globally selected Dayforce to support its people operations in 35 countries.
•
A U.S. consumer goods manufacturer with 35,000 employees globally added Europe, the Middle East, and Africa to its partnership with Ceridian. The company had already chosen Dayforce for its Latin America and Asia Pacific operations in the fourth quarter of 2022.
•
A leading professional services company with 33,000 employees in nine countries chose Ceridian as a trusted partner for global Managed Payroll.
•
A leading global jewelry company with 30,500 employees selected Dayforce to provide a single Workforce Management solution across 39 countries.
•
A premier hospitality investment and management company with more than 22,000 employees selected Dayforce to help power its growth strategy and engage employees.
•
An online auction and shopping website with 17,000 employees globally chose Dayforce Payroll for its U.S. workforce of 7,700. The potential for future expansion to process global payroll within Dayforce was a key differentiator in this win.
•
A leading multi-brand global automotive distributor with over 14,500 employees in 32 countries decided to partner with Ceridian for Managed Payroll for 4,800 employees in nine countries, and SaaS payroll in one country.

2 | Q2 2023 Earnings Release

•
A transportation company with 3,000 employees in Australia selected Dayforce to unify HR, Payroll, Time and Attendance, and Talent Intelligence.

Customer Highlights

•
A multinational chemical and consumer goods company with 60,000 employees globally is continuing its implementation journey with Ceridian. The company recently went live with Dayforce Payroll and Time and Attendance for over 12,000 employees in five more countries, bringing the company’s implementation of Dayforce globally up to a total of 20 countries and approximately 27,000 employees to date.
•
A leading global pet care organization with 30,000 employees launched Dayforce to its U.S. and Canadian workforces to help standardize operations and reduce turnover.
•
A luxury and commercial automotive brand has launched Dayforce HR and Workforce Management to a pilot group of employees in Germany, with plans to expand to its full German workforce of 10,000 in the next few years.
•
A U.S. public sector entity with 1,450 employees went live with Dayforce for HR, Payroll, Benefits, Workforce Management, and Talent Intelligence. This implementation project was a joint effort between Ceridian and one of our systems integrator partners.
•
A global luxury watch company began using Dayforce for Managed Payroll, Time and Attendance, Advanced Workforce Management, and Talent Intelligence in its UK operations.
•
An industrial electronic product manufacturer with operations in 14 countries went live with Dayforce in the U.S. and India. This successful go-live has set the stage for the company to continue expanding its use of Dayforce globally.
•
An American multinational media and entertainment company expanded its use of Dayforce to Malaysia and the Philippines, bringing its total number of countries on the platform to six.
•
A hotel chain with operations in nine countries introduced Dayforce for HR, Payroll, Time and Attendance, and Recruiting to 2,000 employees across Australia, New Zealand, and Europe. This implementation project was a joint effort between Ceridian and one of our systems integrator partners.
•
Ceridian had more than 1,640 customers signed onto Dayforce Wallet with over 1,010 customers live as of June 30, 2023. The average registration rate was above 50% across all eligible employees and the typical Dayforce Wallet user transacts on average 25 times per month throughout a calendar year.

Platform and Roadmap Highlights

Ceridian continues to advance the breadth and depth of the Dayforce platform, with new innovations delivered in the second quarter including:

•
The launch of Dayforce Career Explorer, a new solution in its Talent Intelligence suite that leverages Dayforce’s skills engine and combines Artificial Intelligence and skills data to support employee career pathing, while helping organizations promote internal mobility and succession planning.
•
Extending the industry-leading capabilities in Dayforce Global Payroll with formula-based, complex pay extensibility, allowing rapid adoption of new, native Dayforce Global Payroll for most countries across the Middle East and Africa.
•
Expanding access of Dayforce People Search, a key functionality of People Experience that enhances search capabilities for both employers and employees, to all North American customers.
•
Global availability of Experience Hub, the Dayforce platform’s reimagined home page with audience segmentation capabilities and experience customization.
•
The launch of Burnout Dashboard, offered within Dayforce People Analytics, to help organizations identify at-risk teams and employees and make critical data-driven decisions to alleviate burnout.
•
Accelerating of Dayforce Integration Studio’s interoperability with partners globally, enabling organizations to create, manage, and deploy integrations between Dayforce and other systems within their ecosystem.

3 | Q2 2023 Earnings Release

Business Outlook

Based on information available as of August 2, 2023, Ceridian is issuing the following guidance for the third quarter and full year of 2023 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Third Quarter 2023 Guidance

•
Total revenue of $368 million to $371 million, an increase of 17% to 18% on a GAAP and a constant currency basis.
•
Dayforce recurring revenue, excluding float of $239 million to $241 million, an increase of 25% to 26%, or 26% to 27% on a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 430 basis points of growth.
•
Float revenue of $36 million.
•
Adjusted EBITDA of $89 million to $91 million.

Full Year 2023 Guidance

•
Total revenue of $1,490 million to $1,510 million, an increase of 20% to 21%, or 21% to 22% on a constant currency basis.
•
Dayforce recurring revenue, excluding float of $950 million to $958 million, an increase of 26% to 27%, or 27% to 28% on a constant currency basis.
o
Tax migration from legacy infrastructure to the same platform as Dayforce is expected to contribute approximately 480 basis points of growth.
•
Float revenue of $160 million.
•
Adjusted EBITDA of $384 million to $392 million.

4 | Q2 2023 Earnings Release

Supplemental guidance details

Third Quarter 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$368 million to $371 million, an increase of 17% to 18% on a GAAP and a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 34% to 37%, or 33% to 36% on a constant currency basis, primarily as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay® recurring revenue, excluding float to remain flat on a GAAP basis and to increase low single digits on a constant currency basis.

Dayforce recurring revenue, excluding float	$239 million to $241 million, an increase of 25% to 26%, or 26% to 27% on a constant currency basis.	Ceridian expects employment levels to reflect a normalized seasonal cadence. Ceridian expects tax modernization and migration to contribute approximately 430 basis points of growth.
Float revenue	$36 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$89 million to $91 million	Ceridian continues to make investments to expand its global HCM footprint.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of Asia Pacific Japan ("APJ") region and legacy North American solutions.

Fiscal Year 2023 Guidance		Supplemental Commentary and Factors
Total Revenue	$1,490 million to $1,510 million, an increase of 20% to 21%, or 21% to 22% on a constant currency basis.

Ceridian expects Other recurring revenue, excluding float[1] to decline approximately 35% to 38%, or 33% to 36% on a constant currency basis, primarily as a result of tax modernization and the sunsetting of certain legacy solutions.

Ceridian expects PowerPay recurring revenue, excluding float to remain flat on a GAAP basis and to increase low single digits on a constant currency basis.

Dayforce recurring revenue, excluding float	$950 million to $958 million, an increase of 26% to 27%, or 27% to 28% on a constant currency basis.	Ceridian expects employment levels to reflect a normalized seasonal cadence. Ceridian expects tax modernization and migration to contribute approximately 480 basis points of growth.
Float revenue	$160 million	Float guidance reflects the near-term rate environment and the rolling maturity of the laddered core portfolio.
Adjusted EBITDA	$384 million to $392 million	Ceridian continues to make investments to expand its global HCM footprint.

(1)
Other recurring revenue, previously described as Bureau, primarily consists of APJ region and legacy North American solutions.

5 | Q2 2023 Earnings Release

Ceridian has not reconciled the Adjusted EBITDA range for the third quarter and full year of 2023 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.34, with a daily range of $1.31 to $1.37 for the three months ended June 30, 2023, compared to $1.28, with a daily range of $1.25 to $1.30 for the three months ended June 30, 2022. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the third quarter and full year of 2023, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.34, compared to an average rate of $1.29 for the full year of 2022.

Conference Call Details

Ceridian will host a live webcast to discuss the second quarter 2023 earnings at 5:00 p.m. Eastern Time on August 2, 2023. The event can be accessed via direct registration link at https://ceridian.zoom.us/webinar/register/WN_G5hRHhTWSCOTiaDQ8yn5Wg#/registration or through the Investor Relations section of Ceridian's website at https://investors.ceridian.com. A recording of the event will be made available on the Investor Relations section of Ceridian's website following the call.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

6 | Q2 2023 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2023, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which Ceridian operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to manage its aging technical operations infrastructure;
•
its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where Ceridian operates.

Although Ceridian has attempted to identify important risk factors, additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers, and partners; Ceridian will continue to attract qualified personnel to support its development requirements and its new and existing customers; the risk factors noted above, individually or collectively, do not have a material impact on Ceridian; and other factors detailed from time to time in the most recent reports Ceridian files with the Securities and Exchange Commission (the “SEC”), including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on Ceridian’s website and are available from Ceridian without charge. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

7 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022
(Dollars in millions, except share data)
ASSETS
Current assets:
Cash and equivalents	$486.6	$431.9
Restricted cash	0.8	0.8
Trade and other receivables, net	205.3	180.1
Prepaid expenses and other current assets	112.7	98.0
Total current assets before customer funds	805.4	710.8
Customer funds	4,261.8	4,183.2
Total current assets	5,067.2	4,894.0
Right of use lease assets, net	21.6	24.3
Property, plant, and equipment, net	198.3	174.9
Goodwill	2,288.1	2,280.0
Other intangible assets, net	267.7	281.6
Other assets	275.9	262.4
Total assets	$8,118.8	$7,917.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.6	$7.8
Current portion of long-term lease liabilities	7.3	10.0
Accounts payable	65.3	54.3
Deferred revenue	43.5	41.2
Employee compensation and benefits	71.1	97.4
Other accrued expenses	35.7	24.0
Total current liabilities before customer funds obligations	230.5	234.7
Customer funds obligations	4,373.7	4,298.8
Total current liabilities	4,604.2	4,533.5
Long-term debt, less current portion	1,211.7	1,213.4
Employee benefit plans	14.0	17.7
Long-term lease liabilities, less current portion	22.7	23.7
Other liabilities	26.0	19.5
Total liabilities	5,878.6	5,807.8
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 155,529,721 and 153,856,645 shares issued and outstanding, respectively	1.6	1.5
Additional paid in capital	3,070.4	2,965.5
Accumulated deficit	(359.6)	(372.6)
Accumulated other comprehensive loss	(472.2)	(485.0)
Total stockholders’ equity	2,240.2	2,109.4
Total liabilities and stockholders' equity	$8,118.8	$7,917.2

8 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(Dollars in millions, except share and per share data)
Revenue:
Recurring	$314.9	$251.1	$632.8	$499.0
Professional services and other	51.0	50.1	103.7	95.5
Total revenue	365.9	301.2	736.5	594.5
Cost of revenue:
Recurring	78.8	75.0	158.9	157.3
Professional services and other	67.0	57.1	130.9	111.6
Product development and management	49.2	39.8	100.2	80.2
Depreciation and amortization	15.0	13.3	30.3	26.3
Total cost of revenue	210.0	185.2	420.3	375.4
Gross profit	155.9	116.0	316.2	219.1
Selling, general, and administrative	126.5	122.5	248.4	244.5
Operating profit (loss)	29.4	(6.5)	67.8	(25.4)
Interest expense, net	9.1	6.7	18.3	12.5
Other expense, net	0.7	5.8	1.5	5.5
Income (loss) before income taxes	19.6	(19.0)	48.0	(43.4)
Income tax expense	16.5	0.8	35.0	3.8
Net income (loss)	$3.1	$(19.8)	$13.0	$(47.2)
Net income (loss) per share:
Basic	$0.02	$(0.13)	$0.08	$(0.31)
Diluted	$0.02	$(0.13)	$0.08	$(0.31)
Weighted-average shares outstanding:
Basic	155,121,846	152,752,369	154,687,323	152,439,996
Diluted	157,554,160	152,752,369	157,790,796	152,439,996

9 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2023	2022
(Dollars in millions)
Net income (loss)	$13.0	$(47.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	5.5	6.4
Depreciation and amortization	45.4	42.5
Amortization of debt issuance costs and debt discount	2.2	2.0
Provision for doubtful accounts	2.5	1.7
Net periodic pension and postretirement cost	0.7	2.4
Share-based compensation expense	81.7	74.3
Change in fair value of contingent consideration	7.2	2.0
Other	0.2	(1.2)
Changes in operating assets and liabilities:
Trade and other receivables	(27.6)	(9.3)
Prepaid expenses and other current assets	(13.5)	(14.3)
Accounts payable and other accrued expenses	5.2	(3.3)
Deferred revenue	2.5	(5.2)
Employee compensation and benefits	(28.1)	(2.4)
Accrued interest	4.2	—
Accrued taxes	13.1	(7.9)
Other assets and liabilities	(21.2)	(1.8)
Net cash provided by operating activities	93.0	38.7
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(101.6)	(450.5)
Proceeds from sale and maturity of customer funds marketable securities	174.0	240.4
Expenditures for property, plant, and equipment	(10.1)	(6.6)
Expenditures for software and technology	(46.4)	(35.6)
Other	(1.0)	—
Net cash provided by (used in) investing activities	14.9	(252.3)
Cash Flows from Financing Activities
Increase in customer funds obligations, net	45.0	1,983.4
Proceeds from issuance of common stock under share-based compensation plans	23.2	13.3
Repayment of long-term debt obligations	(4.1)	(4.2)
Net cash provided by financing activities	64.1	1,992.5
Effect of exchange rate changes on cash, restricted cash, and equivalents	(1.0)	(4.9)
Net increase in cash, restricted cash, and equivalents	171.0	1,774.0
Cash, restricted cash, and equivalents at beginning of period	2,604.9	1,952.8
Cash, restricted cash, and equivalents at end of period	$2,775.9	$3,726.8
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$486.6	$371.2
Restricted cash	0.8	1.0
Restricted cash and equivalents included in customer funds	2,288.5	3,354.6
Total cash, restricted cash, and equivalents	$2,775.9	$3,726.8

10 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(Dollars in millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$231.3	$183.2	26.3%	(1.2)%	27.5%
Dayforce float	36.9	11.1	232.4%	(3.6)%	236.0%
Total Dayforce recurring	268.2	194.3	38.0%	(1.4)%	39.4%
Powerpay recurring, excluding float	19.7	19.6	0.5%	(5.1)%	5.6%
Powerpay float	4.4	2.7	63.0%	(7.4)%	70.4%
Total Powerpay recurring	24.1	22.3	8.1%	(5.4)%	13.5%
Total Cloud recurring	292.3	216.6	34.9%	(1.8)%	36.7%
Other recurring (b)	22.6	34.5	(34.5)%	(3.5)%	(31.0)%
Total recurring revenue	314.9	251.1	25.4%	(2.0)%	27.4%
Professional services and other (c)	51.0	50.1	1.8%	(1.8)%	3.6%
Total revenue	$365.9	$301.2	21.5%	(2.0)%	23.5%

(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of revenue on a constant currency basis.
(b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $0.5 million and $0.9 million for the three months ended June 30, 2023, and 2022, respectively.
(c)
For the three months ended June 30, 2023, Professional services and other consisted of $46.9 million, $4.0 million, and $0.1 million associated with Dayforce, Other, and Powerpay respectively. For the three months ended June 30, 2022, Professional services and other consisted of $46.2 million, $3.8 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively.

11 | Q2 2023 Earnings Release

	Six Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	2022	2023 vs. 2022		2023 vs. 2022
	(Dollars in millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$460.9	$363.5	26.8%	(1.6)%	28.4%
Dayforce float	78.5	19.4	304.6%	(5.7)%	310.3%
Total Dayforce recurring	539.4	382.9	40.9%	(1.8)%	42.7%
Powerpay recurring, excluding float	39.2	39.0	0.5%	(6.2)%	6.7%
Powerpay float	9.0	4.9	83.7%	(10.2)%	93.9%
Total Powerpay recurring	48.2	43.9	9.8%	(6.6)%	16.4%
Total Cloud recurring	587.6	426.8	37.7%	(2.3)%	40.0%
Other recurring (b)	45.3	72.2	(37.3)%	(3.0)%	(34.3)%
Total recurring revenue	632.9	499.0	26.8%	(2.4)%	29.2%
Professional services and other (c)	103.6	95.5	8.5%	(2.7)%	11.2%
Total revenue	$736.5	$594.5	23.9%	(2.4)%	26.3%

(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of revenue on a constant currency basis.
(b)
Other recurring contains solutions previously described as Bureau. Float attributable to this solution was $1.2 million and $1.8 million for the six months ended June 30, 2023, and 2022, respectively.
(c)
For the six months ended June 30, 2023, Professional services and other consisted of $96.4 million and $7.2 million associated with Dayforce and Other, respectively. For the six months ended June 30, 2022, Professional services and other consisted of $87.8 million, $7.4 million, and $0.3 million associated with Dayforce, Other, and Powerpay, respectively.

12 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in millions)
Cost of revenue - Cloud	$4.0	$4.0	$8.0	$7.5
Cost of revenue - Other	0.4	0.3	0.7	0.7
Professional services and other	4.7	3.8	9.1	6.7
Product development and management	9.8	6.4	17.9	12.2
Sales and marketing	7.4	6.3	12.6	11.5
General and administrative	15.4	18.1	33.6	35.8
Total	$41.7	$38.9	$81.9	$74.4

13 | Q2 2023 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile our reported results to our non-GAAP financial measures:

	Three Months Ended June 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$68.0	76.7%	$4.0	$—	$—	$64.0	78.1%

Operating profit	$29.4	8.0%	$41.7	$6.7	$5.2	$83.0	22.7%

EBITDA	$52.0		$41.7	$—	$4.7	$98.4	26.9%
Interest expense, net	9.1		—	—	—	9.1
Income tax expense (c)	16.5		—	—	(5.4)	21.9
Depreciation and amortization	23.3		—	6.7	—	16.6
Net income	$3.1	0.8%	$41.7	$6.7	$(0.7)	$50.8	13.9%
Net income per share - diluted (d)	$0.02		$0.26	$0.04	$—	$0.32

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $3.7 million related to the fair value adjustment for the DataFuzion contingent consideration, $1.4 million of restructuring consulting fees, $0.1 million related to the net impact of the abandonment of certain leased facilities, and $0.5 million of foreign exchange gain, along with a $5.4 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 157,554,160 weighted-average shares of common stock.

14 | Q2 2023 Earnings Release

	Three Months Ended June 30, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$60.2	72.2%	$4.0	$—	$5.0	$51.2	76.4%

Operating (loss) profit	$(6.5)	(2.2)%	$38.9	$7.6	$10.0	$50.0	16.6%

EBITDA	$9.3		$38.9	$—	$13.6	$61.8	20.5%
Interest expense, net	6.7		—	—	—	6.7
Income tax expense (c)	0.8		—	—	(7.3)	8.1
Depreciation and amortization	21.6		—	7.6	—	14.0
Net (loss) income	$(19.8)	(6.6)%	$38.9	$7.6	$6.3	$33.0	10.9%
Net (loss) income per share - diluted (d)	$(0.13)		$0.25	$0.05	$0.04	$0.21

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $7.0 million of severance charges, $3.6 million of foreign exchange loss, $1.8 million of restructuring consulting fees, $1.2 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.4 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $0.4 million related to the net impact of the abandonment of certain leased facilities, along with a $7.3 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 152,752,369 weighted-average shares of common stock, and Adjusted diluted net income per share is calculated based upon 155,050,394 weighted-average shares of common stock.

15 | Q2 2023 Earnings Release

	Six Months Ended June 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions)
Cost of Cloud recurring revenue	$134.9	77.0%	$8.0	$—	$—	$126.9	78.4%

Operating profit	$67.8	9.2%	$81.9	$12.2	$9.6	$171.5	23.3%

EBITDA	$111.7		$81.9	$—	$10.2	$203.8	27.7%
Interest expense, net	18.3		—	—	—	18.3
Income tax expense (c)	35.0		—	—	(17.2)	52.2
Depreciation and amortization	45.4		—	12.2	—	33.2
Net income	$13.0	1.8%	$81.9	$—	$(7.0)	$87.9	11.9%
Net income per share - diluted (d)	$0.08		$0.52	$—	$(0.04)	$0.56

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $7.2 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $2.2 million of restructuring consulting fees, $0.6 million of foreign exchange loss, and $0.2 million related to the net impact of the abandonment of certain leased facilities, along with a $17.2 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 157,790,796 weighted-average shares of common stock.

16 | Q2 2023 Earnings Release

	Six Months Ended June 30, 2022
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions)
Cost of Cloud recurring revenue	$124.8	70.8%	$7.5	$—	$14.6	$102.7	75.9%

Operating (loss) profit	$(25.4)	(4.3)%	$74.4	$15.4	$30.0	$94.4	14.0%

EBITDA	$11.6		$74.4	$—	$33.2	$119.2	20.1%
Interest expense, net	12.5		—	—	—	12.5
Income tax expense (c)	3.8		—	—	(22.3)	26.1
Depreciation and amortization	42.5		—	15.4	—	27.1
Net (loss) income	$(47.2)	(7.9)%	$74.4	$15.4	$10.9	$53.5	8.5%
Net (loss) income per share - diluted (d)	$(0.31)		$0.48	$0.10	$0.07	$0.34

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for the definitions of Adjusted Cloud recurring gross margin, Adjusted operating profit, Adjusted EBITDA margin, and Adjusted net profit margin.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $24.3 million of severance charges, $3.7 million of restructuring consulting fees, $2.8 million of foreign exchange loss, $2.0 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.7 million related to the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and $0.3 million related to the net impact of the abandonment of certain leased facilities, along with a $22.3 million net adjustment for the effect of income taxes related to these items.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 152,439,996 weighted-average shares of common stock, and Adjusted diluted net income per share is calculated based upon 155,374,807 weighted-average shares of common stock.

17 | Q2 2023 Earnings Release

Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit (loss)
Adjusted operating profit margin	Operating profit (loss) margin
Adjusted net income	Net income (loss)
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income (loss) per share
Revenue, including total revenue and revenue by solution, on a constant currency basis	Revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Ceridian believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Ceridian's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin is a component of certain performance based equity awards for its named executive officers. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Ceridian's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in our industry. Ceridian's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Ceridian’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.ceridian.com.

Ceridian defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted operating profit margin is determined by calculating the percentage Adjusted operating profit is of total revenue.
•
Adjusted net income is defined as net income (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.

18 | Q2 2023 Earnings Release

•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average shares outstanding. When adjusted net income is positive, diluted weighted average shares outstanding incorporate the effect of dilutive equity instruments.
•
Revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels in 2021 due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

19 | Q2 2023 Earnings Release